EXHIBIT 99.1

Sun American Bancorp Reports Third Quarter 2008 Results

BOCA RATON, Fla., Oct. 23, 2008 (GLOBE NEWSWIRE) -- Sun American Bancorp ("Sun American") (Nasdaq:SAMB), the bank holding company for Sun American Bank, today reported a net loss of $1.3 million or $0.13 per diluted share, in the third quarter of 2008, compared to net loss of $467,000, or $0.04 per diluted share, in the third quarter of 2007. For the nine months ended September 30, 2008, the net loss was $3.8 million or $0.37 per diluted share, compared to net loss of $251,000 or $0.02 per diluted share for the nine months ended September 30, 2007.

Michael Golden, Chairman of Sun American Bank, stated, "Pre-tax income for the third quarter, excluding provision for loan losses, stock option expense, and OREO expenses, was $488,000, compared to a loss of $49,000 in the third quarter of 2007. Pre-tax income for the nine months of 2008, excluding provision for loan losses, stock option expense, and OREO expenses, was $1.5 million, compared to $766,000 for the same period in 2007, an improvement of 96% in core operating earnings. We believe this is an indication that our core operating performance remains sound despite the toxic real estate market."

2008 Balance Sheet Highlights -

 --     Total assets grew $78 million or 13% from year end.
 --     Net loans grew $49 million or 11% from year end.
 --     Total deposits grew $76 million or 20% from year end.
 --     Core customer deposits increased by $47 million or 17% from year end.
 --     Over $14 million of troubled loans have been managed out of the Bank in the last twelve months.
 --     Book Value $ 9.07, Tangible Book Value $ 4.70

2008 Income Statement Highlights -

 --     Net interest margin ("NIM") was 3.64% compared to 3.67%
        in Q2 2008 and compared to 3.74% in Q1 2008
 --     Net interest income in Q3 2008 decreased by 4% compared to
        Q2 2008.
 --     Pre-tax earnings before credit costs and stock option
        expenses were $488,000 in Q3 compared to $533,000 in Q2 2008 and compared to $418,000 in Q1 2008.
 --     Average cost of funds decreased to 3.13% at September 30,
        2008 compared to 4.07% at year end, December 30, 2008
 --     Operating expenses decreased by $1.1 million or 7% in first nine months of 2008 compared to 2007.

Operating Results

Sun American's quarterly net interest income was $4.8 million compared to $4.9 million in the third quarter a year ago. The slight decrease was due to interest reversals on non-accruing loans which totaled $113,000 in the third quarter of 2008. Overall the average loan portfolio yield decreased from 8.55% at September 30, 2007 to 7.02% at September 30, 2008. Comparatively, average overall cost of funds decreased from 4.75% for the nine months ended September 30, 2007 to 3.59% for the nine months ended September 30, 2008.

The NIM for the nine months ended September 30, 2008 was 3.64% compared to 3.67 for the second quarter of 2008 and 3.74% in the first quarter of 2008.

Interest and fees on loans decreased 10% to $7.9 million in the third quarter of 2008 compared to the third quarter of 2007 due to the lower yields earned on loans.

For the third quarter of 2008, Sun American recorded $2.2 million in provision for loan losses in response to higher levels of non-performing assets associated with collateral dependent commercial real estate loans. The comparative provision for loan loss for the three months ended June 30, 2008 was $4.0 million and for September 30, 2007 was $354,000. Interest income of $111,000 was reversed in the third quarter of 2008 due to loans where the collection of interest income became doubtful. Operating expenses decreased to $5.0 million for the third quarter of 2008, from $5.7 million in the third quarter of 2007. The reduction in expenses is attributed to savings associated with staff reduction initiatives, lower incentive compensation costs and reduced premises costs due to closure of two branches in 2008.

For the nine months ended September 30, 2008, Sun American recorded $6.2 million in provision for loan losses again in response to rising non-performing assets associated with collateral dependent commercial real estate loans, compared to a provision of $156,000 for the same period in 2007. The NIM was at 3.64% for the nine months of 2008 compared to 4.19% for the same nine months in 2007. Interest income of $320,000 was reversed during the first nine months of 2008 related to loans where the collection of interest income became doubtful. Net interest income totaled $14.6 million for the nine months ended September 30, 2008, compared to $15.2 million for the same period in 2007. Operating expenses decreased to $15.6 million for the nine months of 2008, from $16.7 million for the same period in 2007. The reduction in expenses is attributed to savings associated with staff reduction initiatives, lower incentive compensation costs and reduced occupancy costs.

Non-interest expenses were $5.0 million in the third quarter of 2008, a decrease of 12% from $5.7 million in the third quarter a year ago. Mr. Golden stated that "salaries and benefits reflect cost reduction initiatives undertaken in the past twelve months. The number of full time equivalent staff has reduced by 13% from levels of one year ago."

Third quarter 2008 results included recognition of stock based compensation expense of approximately $268,000 before tax compared to $254,000 in the third quarter of 2007.

Balance Sheet Activity

Sun American ended the quarter with assets of $655.8 million at September 30, 2008, up $67 million or 11% from $588.5 million at September 30, 2007 and up $71 million or 13% compared to December 31, 2007.

Net loans were $488 million at September 30, 2008, an increase of 12% from $435 million at September 30, 2007, and up $48 million or 11% compared to December 31, 2007.

Total non-performing assets were $19.4 million at September 30, 2008, compared to $7.3 million at December 31, 2007, and $9.5 million at September 30, 2007. The ratio of non-performing assets as a percentage of total assets increased to 2.96% at September 30, 2008, from 1.26% at December 31, 2007, and 1.62% at September 30, 2007.

The total allowance for loan losses was $7.6 million at September 30, 2008 after taking charge offs of $3.6 million in the quarter. This compared to $6.5 million at December 31, 2007 after charge offs of $2 million, and $4.1 million at September 30, 2007 after charge offs of $4 thousand. The allowance for loan losses as a percentage of the total loan portfolio was 1.53% at September 30, 2008, compared to 1.46% at December 31, 2007, and 0.94% at September 30, 2007.

Total deposits of $456.7 million at September 30, 2008 had increased by $76 million or 20% from year end including a $47 million or 17% increase in core customer deposits. Total deposits were $14 million or 3% higher than the September 30, 2007 levels.

Stockholders' equity decreased 12% to $93 million compared to $106 million at September 30 2007. The $13 million decrease in equity was due to net losses of $6.6 million incurred since September 30, 2007. In addition, Sun American bought back 704,000 shares of common stock in the period at a cost of $3.6 million and bought back stock purchase warrants at a cost of $1.6 million, both of which resulted in a reduction of shareholder equity. In addition, Sun American booked a capital reduction adjustment to the purchase price of Beach Bank of approximately $2 million.

Mr. Golden further commented that "capital preservation is a primary focus of the Bank during this period and that we are, and intend to remain, well capitalized despite higher loan loss provisions. We continue to have challenging times and more than likely the challenges will remain with us in South Florida into 2009. We feel the actions the U.S. Treasury has taken will eventually kick in and our region which has always been one of the strongest will rebound and perform above average as it has in the past. It is a matter of remaining focused and staying strong with our convictions that we have the right business model. This too shall pass and Sun American will be a stronger and better Community Bank in the South Florida Market."

The Sun American Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3685

                          SUN AMERICAN BANCORP
                       CONSOLIDATED BALANCE SHEETS

                                       September 30,      December 31,
                                           2008              2007
                                      ---------------   --------------
                                        (Unaudited)
 ASSETS
 Cash and due from financial
  institutions                        $     8,846,635   $    8,109,917
 Federal funds sold                        10,975,000               --
                                      ---------------   --------------
   Total cash and cash equivalents         19,821,635        8,109,917
 Securities available for sale                210,399        5,778,655
 Securities held to maturity (fair
  value 2008 - $75,772,304, 2007 -
  $50,940,402)                             76,034,238       50,306,758
 Loans, net of allowance for loan
  losses of $7,603,311 and $6,503,508     488,470,212      439,961,953
 Federal Reserve Bank stock                 3,018,150        3,180,900
 Federal Home Loan Bank stock               3,740,600        4,658,500
 Accrued interest receivable                2,546,951        2,698,469
 Premises and equipment, net               10,330,583       11,211,441
 Goodwill                                  42,270,885       42,362,255
 Intangibles                                2,085,911        2,719,538
 Other assets                               7,298,487        6,884,053
                                      ---------------   --------------
                                      $   655,828,051   $  577,872,439
                                      ===============   ==============
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Deposits
   Non-interest bearing               $    52,259,750   $   50,098,536
   Interest bearing                       404,436,925      330,608,180
                                      ---------------   --------------
     Total deposits                       456,696,675      380,706,716
 Securities sold under agreements to
  repurchase                               34,841,687       14,983,655
 Federal Home Loan Bank advances           60,000,000       78,000,000
 Notes payable                              7,528,871        2,703,155
 Accrued expenses and other
  liabilities                               3,491,224        3,660,365
                                      ---------------   --------------
       Total liabilities                  562,558,457      480,053,891

 Minority interest                             26,566           27,359
 Stockholders' equity
   Preferred Stock, $0.01 par value;
    5,000,000 shares authorized:
    Series A - 93,750 issued and
    outstanding at September 30, 2008
    None issued and outstanding at
    December 31, 2007                         375,000               --
   Common stock, $.025 par value;
     20,000,000 shares authorized;
     10,934,944 issued and 10,230,466
     shares outstanding at September
     30, 2008, 10,934,944 issued and
     10,632,434 shares outstanding at
     December 31, 2007                        273,374          273,374
    Additional paid-in capital            106,576,319      105,728,957
    Accumulated deficit                    (9,808,825)      (6,025,754)
    Treasury stock, 704,478 shares at
     September 30, 2008, 302,510
     shares at December 31, 2007           (3,574,046)      (1,990,641)
    Accumulated other comprehensive
     loss                                    (598,794)        (194,747)
                                      ---------------   --------------
    Total stockholders' equity             93,243,028       97,791,189
                                      ---------------   --------------
                                      $   655,828,051   $  577,872,439
                                      ===============   ==============

                         SUN AMERICAN BANCORP
                  CONSOLIDATED STATEMENTS OF OPERATIONS

                                               Nine Months Ended
                                          ----------------------------
                                          September 30,  September 30,
                                              2008            2007
                                          -------------  -------------
                                           (Unaudited)    (Unaudited)

 Interest and dividend income:
   Loans, including fees                  $  23,913,370  $  25,498,880
   Securities                                 3,189,767      2,642,216
   Federal funds sold and other                 109,826        711,630
                                          -------------  -------------
                                             27,212,963     28,852,726
 Interest expense:
   Deposits                                  10,223,451     12,647,249
   Federal Home Loan Bank advances            1,521,421        721,973
   Other                                        857,146        251,102
                                          -------------  -------------
                                             12,602,018     13,620,324
                                          -------------  -------------

 Net interest income before provision for
  loan losses                                14,610,945     15,232,402
 Provision for loan losses                    6,199,439        155,694
                                          -------------  -------------

 Net interest income after provision for
  loan losses                                 8,411,506     15,076,708

 Non-interest income:
    Service charges on deposit accounts       1,236,931      1,229,347
    Other income                                164,226        239,768
    Net losses on sales of securities                --        (11,540)
                                          -------------  -------------
                                              1,401,157      1,457,575

 Non-interest expenses:
    Salaries and employee benefits            7,242,598      7,840,514
    Occupancy and equipment                   4,052,099      4,300,746
    Data and item processing                    666,841        919,278
    Professional fees                           755,147        979,218
    Insurance                                   443,795        426,654
    Advertising                                  92,025         75,161
    Amortization of intangible assets           606,127        564,591
    Other                                     1,689,421      1,585,065
                                          -------------  -------------
                                             15,548,053     16,691,226
                                          -------------  -------------

 Loss before income taxes and minority
  interest                                   (5,735,390)      (156,943)

 Minority interest in net loss of
  subsidiary                                        690        (15,975)
                                          -------------  -------------

 Loss before (benefit from) provision
  for income taxes                           (5,734,700)      (172,918)
 (Benefit from) provision for income taxes   (1,951,628)        78,403
                                          -------------  -------------
 Net loss                                 $  (3,783,072) $    (251,321)
                                          =============  =============

 Basic net loss per share                 $       (0.37)  $      (0.02)
                                          =============  =============
 Diluted net loss per share               $       (0.37)  $      (0.02)
                                          =============  =============
 Weighted average shares outstanding,
  basic                                      10,310,616     10,754,472
                                          =============  =============
 Weighted average shares outstanding,
  diluted                                    10,310,616     10,754,472
                                          =============  =============

                         SUN AMERICAN BANCORP
                  CONSOLIDATED STATEMENTS OF OPERATIONS

                                               Three Months Ended
                                          ----------------------------
                                          September 30,  September 30,
                                              2008           2007
                                          -------------  -------------
                                           (Unaudited)    (Unaudited)

 Interest and dividend income:
   Loans, including fees                  $   7,851,286   $  8,697,131
   Securities                                 1,127,918        935,507
   Federal funds sold and other                  11,085        242,668
                                          -------------  -------------
                                              8,990,289      9,875,306
 Interest expense:
   Deposits                                   3,413,080      4,755,384
   Federal Home Loan Bank advances              362,331        203,887
   Other                                        390,871         37,546
                                          -------------  -------------
                                              4,166,282      4,996,817
                                          -------------  -------------

 Net interest income before provision for
  loan losses                                 4,824,007      4,878,489
 Provision for loan losses                    2,200,235        353,694
                                          -------------  -------------

 Net interest income after provision for
  loan losses                                 2,623,772      4,524,795

 Non-interest income:
   Service charges on deposit accounts          402,276        419,341
   Other income                                   3,084         76,026
   Net losses on sales of securities                 --        (10,603)
                                          -------------  -------------
                                                405,360        484,764

 Non-interest expenses:
   Salaries and employee benefits             2,352,855      2,701,654
   Occupancy and equipment                    1,341,266      1,453,027
   Data and item processing                     180,623        271,373
   Professional fees                            260,876        339,846
   Insurance                                    139,555        161,572
   Advertising                                   31,977         21,618
   Amortization of intangible assets            193,907        229,855
   Other                                        497,906        502,241
                                          -------------  -------------
                                              4,998,965      5,681,185
                                          -------------  -------------

 Loss before income taxes and minority
  interest                                   (1,969,833)      (671,626)

 Minority interest in net loss of
  subsidiary                                        247         (2,440)
                                          -------------  -------------

 Loss before benefit from income taxes       (1,969,586)      (674,066)
 Benefit from income taxes                     (646,694)      (206,976)
                                          -------------  -------------
 Net loss                                 $  (1,322,892) $    (467,090)
                                          =============  =============

 Basic net loss per share                 $       (0.13) $      (0.04)
                                          =============  =============
 Diluted net loss per share               $       (0.13) $      (0.04)
                                          =============  =============
 Weighted average shares outstanding,
  basic                                      10,194,303     10,855,621
                                          =============  =============
 Weighted average shares outstanding,
  diluted                                    10,194,303     10,855,621
                                          =============  =============

                          SUN AMERICAN BANCORP
                   CONSOLIDATED AVERAGE BALANCE SHEET

                          For the nine months ended September 30,
                ------------------------------------------------------
                            2008                       2007
                --------------------------- ---------------------------
                   Avg.  Interest Avg.Yield    Avg.  Interest Avg.Yield
                 Balance    (4)    /Rate(3)  Balance    (4)    /Rate(3)
                -------- -------- --------- -------- -------- ---------
 (Dollars in
  thousands)
 Assets:
 Interest-
  earning
  assets:
 Invest-
  ments (1)     $ 74,827 $  3,190     5.68% $ 68,433 $  2,642     5.16%
 Federal funds
  sold and other   5,763      110     2.54    18,287      711     5.20
 Loans:
  Commercial
   loans (2)      35,320    1,711     6.45    33,594    2,325     9.25
  Commercial
   mortgage
   loans (2)     302,221   16,331     7.20   259,411   16,696     8.60
  Consumer
   loans (2)       4,869      260     7.10     4,654      297     8.54
  Residential
   mortgage
   loans (2)      79,757    4,090     6.83    78,941    5,021     8.50
  Home equity
   and other
   loans (2)      31,313    1,521     6.47    22,160    1,160     7.00
                -------- -------- --------- -------- -------- ---------
   Total loans   453,480   23,913     7.02   398,760   25,499     8.55
                -------- --------           -------- --------
 Total interest
  earning assets 534,070   27,213     6.79   485,480   28,852     7.95
 Non-interest
  earning assets  84,704                      65,530
                --------                    --------
 Total          $618,774                    $551,010
                ========                    ========

 Liabilities and
  Stockholders'
  Equity:
 Interest-
  bearing
  liabilities:
 Deposits:
  NOW accounts  $ 61,151    1,100     2.40  $ 90,273    2,733     4.05
  Money Market
   accounts       49,885    1,144     3.06    62,242    2,088     4.49
  Savings
   accounts       28,733      641     2.97    14,869      398     3.58
  Certificates
   of deposit    229,686    7,339     4.26   189,480    7,428     5.24
                -------- --------           -------- --------
   Total
    interest-
    bearing
    deposits     369,455   10,224     3.69   356,864   12,647     4.74
 Federal funds
  purchased and
  securities
  sold under
  repurchase
  agreement       27,944      680     3.24     3,886      119     4.09
 Federal Home
  Loan Bank
  advances        64,748    1,521     4.60    22,737      854     5.02
 Notes payable     5,116      177     3.13        --       --       --
                -------- --------           -------- --------
 Total interest
  bearing
   liabilities   467,263   12,602     3.59   383,487   13,620     4.75
                -------- --------           -------- --------
 Non-interest
  bearing
  liabilities     55,615                      68,277
 Stockholders'
  equity          95,896                      99,246
                --------                    --------
 Total          $618,774                    $551,010
                ========                    ========
 Net Interest
  income and
  yield on net
  interest-
  earning assets         $ 14,611     3.64%          $ 15,232     4.19%
                         ======== =========          ======== =========
 --------------
 (1)  Includes investment securities, Federal Reserve Bank stock and
      Federal Home Loan Bank stock.
 (2)  Excludes loans for which the accrual of interest has been suspended.
 (3)  Yields and rates are annualized.
 (4)  Includes fee income on loans.

CONTACT:  Sun American Bancorp
          Michael E. Golden, President, Chairman and CEO
          Robert Nichols, CFO
          (561) 544-1908